Exhibit 10.1

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 3 to Loan and Security Agreement (this “Amendment”) is entered into as of March 30, 2026 by and between (a) KORU MEDICAL SYSTEMS, INC., a Delaware corporation (“Borrower”) and (b) HSBC Ventures USA Inc. (the “Bank”) with respect to the Loan and Security Agreement dated as of March 8, 2024 by and between Borrower and Bank, as amended by that certain Amendment No.1 to Loan and Security Agreement dated as of March 31, 2025 by and between Borrower and Bank, as affected by that certain Waiver Agreement dated as of May 6, 2025 by and between Borrower and Bank, and as further amended by that certain Amendment No. 2 to Loan and Security Agreement dated as of December 24, 2025 by and between Borrower and Bank (as has been and as may be further amended from time to time, the “Agreement”; capitalized terms used but not defined in this Amendment shall have the meaning given to such terms in the Agreement).

1.         Subject to the satisfaction of the conditions precedent set forth in Section 3 below and effective as of the date hereof, the Agreement is hereby amended as follows:

A.         Section 1.1 (Definitions). The following terms and their respective definitions set forth in Section 1.1 of the Agreement are amended in their entirety and replaced with the following:

“           “Draw Period” is the period of time commencing upon the Effective Date and continuing through the earlier to occur of (a) the Draw Period End Date or (b) an Event of Default.”

“           “Revolving Line Maturity Date” is March 30, 2028.”

“           “Term Loan Amortization Date” means July 1, 2027, which shall be extended to January 1, 2028 upon the occurrence of the EBITDA Milestone Event.”

“           “Term Loan Maturity Date” means December 1, 2029.”

B.         Section 1.1 (Definitions). The following new terms and their respective definitions are inserted alphabetically in Section 1.1 of the Agreement:

“           “Adjusted EBITDA” shall mean, calculated on a consolidated basis with respect to Borrower and its Subsidiaries, (a) Net Income, plus (b) to the extent deducted in the calculation of Net Income (i) Interest Expense, (ii) depreciation expense and amortization expense, (iii) income tax expense, and (iv) non- cash stock-based compensation expense.”

“           “Approved Country” means Canada, France, Germany, Italy, Japan and the United Kingdom.”

“           “Draw Period End Date” is June 30, 2027, which shall be extended to December 31, 2027 upon the occurrence of the EBITDA Milestone Event.”

“           “EBITDA Milestone Event” occurs if and when (if ever) Borrower has provided Bank with evidence, satisfactory to Bank in its sole and absolute discretion, on or prior to June 30, 2027, that Borrower has achieved Adjusted EBITDA (calculated on a consolidated basis with respect to Borrower and its Subsidiaries) in an amount greater than Zero Dollars ($0.00) for a period of two (2) consecutive fiscal quarters ending after the Third Amendment Effective Date, but on or prior to June 30, 2027 (which period shall end no later than the last day of the second (2nd) calendar quarter ending after the Third Amendment Effective Date).”

“           “Eligible Foreign Accounts” means Accounts which are (a) denominated in Dollars, (b) billed from and/or payable to Borrower in the United States, (c) owing from owing from an Account Debtor which has its principal place of business in an Approved Country and (d) otherwise Eligible Accounts; provided that, in no event shall the aggregate Dollar Equivalent value of such Eligible Foreign Accounts included in the Borrowing Base constitute more than Seven Hundred Fifty Thousand Dollars ($750,000.00).”

“           “Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).”

“           “Net Income” means, as calculated on a consolidated basis with respect to Borrower and its Subsidiaries, for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.”

“           “Remaining Months Liquidity” means, as of any date of determination, (a) the aggregate amount of Borrower’s unrestricted and unencumbered cash and Cash Equivalents maintained with Bank and Bank’s Affiliates, divided by (b) expressed as a positive number, (i) Borrower and its Subsidiaries’ Adjusted EBITDA for the most recent trailing three (3) month period, divided by (ii) three (3).”

“           “Repayment Schedule” means the period of time equal to thirty (30) consecutive calendar months, which period of time shall be reduced to twenty-four (24) consecutive calendar months upon the occurrence of the EBITDA Milestone Event.”

“           “Testing Event” means the date on which Borrower has requested and Bank has made the initial Advance.”

“           “Third Amendment Effective Date” is March 30, 2026.”

C.         Section 1.1 (Definitions). Clause (e) of the definition of “Eligible Accounts” is amended in its entirety and replaced with the following:

“           (e)         Accounts owing from an Account Debtor (i) which does not have its principal place of business in the United States or (ii) whose billing address (as set forth in the applicable invoice for such Account) is not in the United States, unless in the case of both (i) and (ii), such Accounts are (x) Eligible Foreign Accounts or (y) otherwise approved by Bank in writing;”

D.         Section 1.1 (Definitions). The following terms and their respective definitions are deleted from Section 1.1 of the Agreement:

“           “Adjusted Quick Ratio” is, calculated on a consolidated basis with respect to Borrower and its Subsidiaries, the ratio of (a) Quick Assets to (b) Current Liabilities.”

“           “Current Liabilities” are (a) all obligations and liabilities of Borrower and its Subsidiaries to Bank, plus (b) without duplication, the aggregate amount of Borrower and its Subsidiaries’ Total Liabilities that mature within one (1) year.”

“           “Quick Assets” is, on any date, Borrower and its Subsidiaries’ unrestricted and unencumbered cash and Cash Equivalents maintained with Bank or Bank’s Affiliates, plus (ii) Eligible Accounts.”

“           “Testing Date” means (a) prior to the Funding Date of the initial Advance, the last day of each calendar quarter and (b) on and after the Funding Date of the initial Advance, the last day of each calendar month.”

“           “Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower and its Subsidiaries’ consolidated balance sheet, including all Indebtedness.”

E.         Section 2.4 (Payment of Interest on the Credit Extensions). Section 2.4(a) of the Agreement is amended in its entirety and replaced with the following:

“           (a)         Interest Rate.

(i)         Advances. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (A) the Prime Rate and (B) five and one-half of one percent (5.50%), which interest, in each case, shall be payable monthly in accordance with Section 2.4(d) below.

(ii)        Term Loan Advances. Subject to Section 2.4(b), the principal amount outstanding under each Term Loan Advance shall accrue interest at a floating per annum rate equal to the greater of (A) the Prime Rate minus one-half of one percent (0.50%) and (B) five and one-half of one percent (5.50%), which interest, in each case, shall be payable monthly in accordance with Section 2.4(d) below. Notwithstanding any terms in this Agreement to the contrary, if at any time the interest rate applicable to any Term Loan Advance is less than zero percent (0.0%), such interest rate shall be deemed to be zero percent (0.0%) for all purposes of this Agreement.”

F.         Section 6.8 (Operating Accounts). Section 6.8(a) of the Agreement is amended in its entirety and replaced with the following:

“           (a)         Each Loan Party and each of their Subsidiaries shall maintain (i) at least seventy-five percent (75.0%) of its depository and operating accounts, Cash Equivalents, and excess cash and (ii) upon the expiration of the Transition Period, the Collections

Account (as defined below), with Bank or Bank’s Affiliates. In addition to the foregoing, Borrower shall, at all times, have unrestricted cash in on-balance interest-bearing deposit accounts with Bank or Bank’s Affiliates in an aggregate amount equal to the lesser of (A) Five Million Dollars ($5,000,000.00) and (B) one hundred percent (100.0%) of the Dollar Equivalent value of all account balances of each Loan Party and each of their Subsidiaries held with Bank or Bank’s Affiliates. In addition to the foregoing, each Loan Party and each Subsidiary shall obtain any business credit card and any letter of credit exclusively from Bank or an Affiliate of Bank. In addition, upon the expiration of the Transition Period, Borrower shall direct Account Debtors to deliver and transmit all proceeds of Accounts into a collections account of Borrower maintained with an Affiliate of Bank determined by Bank (the “Collections Account”) and all available funds in the Collections Account shall be (i) when a Streamline Period is not in effect, (A) if there are Obligations under the Revolving Line outstanding, applied to reduce the Obligations under the Revolving Line within seven (7) Business Days of receipt thereof or (B) if there are no Obligations outstanding under the Revolving Line and no Event of Default has occurred, transferred to an account of Borrower maintained with Bank or an Affiliate of Bank as determined by Bank within seven (7) Business Days of receipt thereof (or such shorter timeframe with respect to (A) and (B) as Bank may agree to in writing in its sole discretion on a case-by-case basis upon receipt of a written request from Borrower requesting that such proceeds be applied or remitted as the case may be as of an earlier date), or (ii) when a Streamline Period is in effect, transferred on a daily basis to an account of Borrower maintained with Bank or an Affiliate of Bank.”

G.         Section 6.9 (Financial Covenant – Remaining Months Liquidity). Section 6.9 of the Agreement is amended in its entirety and replaced with the following:

“           6.9       Financial Covenant – Remaining Months Liquidity. Maintain, be tested as of the last day of the month in which the Testing Event occurs and as of the last day of each calendar month thereafter, Remaining Months Liquidity greater than twelve (12). Notwithstanding the foregoing, if, as of the last day of any month ending after the occurrence of the Testing Event, Borrower and its Subsidiaries’ trailing three (3) month average Adjusted EBITDA is positive, then for such month, Borrower shall be deemed to be in compliance with the Remaining Months Liquidity covenant set forth in this Section 6.9. ”

H.         Section 9.1 (Rights and Remedies). Section 9.1(a) of the Agreement is amended in its entirety and replaced with the following:

“                      (a)        declare all Obligations to be immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be automatically and immediately due and payable without any action by Bank) provided, however, that if an Event of Default occurs solely pursuant to Section 6.9 hereof, Bank will not declare all Obligations under the Term Loan Advances immediately due and payable;”

I.          Exhibit B (Compliance Certificate). Schedule 3 to the Compliance Certificate appearing as Exhibit B to the Agreement is amended in its entirety and replaced with the Schedule 3 to Compliance Certificate attached as Schedule 1 hereto.

J.          Exhibit B (Compliance Certificate). Schedule 6 to the Compliance Certificate appearing as Exhibit B to the Agreement is amended in its entirety and replaced with the Schedule 6 to Compliance Certificate attached as Schedule 2 hereto.

2.         As amended hereby, the Agreement remains in full force and effect. Borrower represents and warrants that: (i) there are no Defaults or Events of Default under the Agreement; (ii) there has been no Material Adverse Change since the Effective Date; (iii) all representations and warranties of Borrower in the Agreement and all other documents executed in connection therewith are true and correct on the date hereof in all material respects; provided, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects (or all respects, as applicable) as of such date; (iv) the Agreement as amended hereby is legal and binding upon Borrower; and (v) Borrower is validly existing under the laws of the State of its organization and has the requisite power and authority to execute this Amendment.

3.         This Amendment shall be effective upon satisfaction of all of the following conditions:

A.         The Bank shall have received counterparts of this Amendment executed on behalf of Borrower and the Bank.

B.         The representations and warranties of Borrower in this Amendment shall be true, accurate, and complete in all material respects on the date hereof; provided, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects (or all respects, as applicable) as of such date.

4.         Borrower hereby (a) reaffirms as of the date hereof each and every security interest and lien granted by Borrower in favor of the Bank and (b) acknowledges that such security interests and liens continue in full force and effect.

5.         This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles except Title 14 of Article 5 of the New York General Obligations law.

6.         This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of any executed counterpart of a signature page of this Amendment by email in .pdf format or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

7.         The parties agree and consent to the use of electronic signatures solely for the purpose of executing this Amendment or any related transactional document (including any amendments thereto). Such electronic signatures shall be deemed to have the same full and binding effect as a handwritten signature.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by the authorized representatives of the undersigned parties effective as of the date first written above.

BORROWER:	BANK:
KORU MEDICAL SYSTEMS, INC. By: /s/ Thomas Adams Name: Thomas Adams Title: Chief Financial Officer	HSBC VENTURES USA INC. By: /s/ Matthew Guarnaccia Name: Matthew Guarnaccia Title: Senior Vice President

Signature Page to Amendment No. 3 to Loan and Security Agreement

Schedule 1

SCHEDULE 3 TO COMPLIANCE CERTIFICATE

FINANCIAL COVENANT

I.           Remaining Months Liquidity (Section 6.9).

Required: Maintain, be tested as of the last day of the month in which the Testing Even occurs and as of the last day of each calendar month thereafter, Remaining Months Liquidity greater than twelve (12). Notwithstanding the foregoing, if, as of the last day of any month ending after the occurrence of the Testing Event, Borrower and its Subsidiaries’ trailing three (3) month Adjusted EBITDA is positive, then for such month, Borrower shall be deemed to be in compliance with the Remaining Months Liquidity covenant set forth in Section 6.9.

Actual:

Has Borrower requested and Bank made the initial Advance?

_______ Yes, continue below	_______ No, covenant not tested

A.	Aggregate amount of Borrower’s unrestricted and unencumbered cash and Cash Equivalents maintained with Bank and Bank’s Affiliates	$______
B.	Borrower and its Subsidiaries’ Adjusted EBITDA for the most recent trailing three (3) month period	$______
C.	Line B divided by three (3)	$______
D.	Remaining Months Liquidity (Line A divided by Line C)	_______

Is line B positive?

_______ Yes, in compliance	_______ No, continue below

Is line D greater than 12?

_______ Yes, in compliance	_______ No, not in compliance

Schedule 3 to Compliance Certificate

Schedule 2

SCHEDULE 6 TO COMPLIANCE CERTIFICATE

ACCOUNTS

A.	Amount of cash and Cash Equivalents maintained by each Loan Party and each of their Subsidiaries in all accounts with Bank or Bank’s Affiliates at month end.	$_______________
B.	Amount of cash and Cash Equivalents maintained by each Loan Party and each of their Subsidiaries in accounts with a financial institution other than Bank or Bank’s Affiliates at month end (complete a line below for each financial institution)	$_______________
	Financial Institution	Month End Balance	Subject to a Control Agreement in favor of Bank?
	__________________________	$_______________	Yes No
	__________________________	$_______________	Yes No
	__________________________	$_______________	Yes No
	__________________________	$_______________	Yes No
	__________________________	$_______________	Yes No
C.	Total Cash (Line A plus the aggregate of Line B)	$_______________
D.	Percentage Maintained with Bank or Bank’s Affiliates (Line A divided by Line C - expressed as a percentage)	_______%
E.	Is Line D equal or greater than seventy-five percent (75.0%)?	Yes, in compliance _______ No, not in compliance _______
F.	Cash maintained in on-balance sheet interest-bearing deposit accounts with Bank or Bank’s Affiliates	$_______________
G.	Dollar Equivalent value of all account balances of each Loan Party and each of its Subsidiaries with Bank or Bank’s Affiliates	$_______________
H.	Lesser of (i) Line G and (ii) Five Million Dollars ($5,000,000.00)	$_______________
I.	Is Line F equal or greater than Line H?	Yes, in compliance _______ No, not in compliance _______

Schedule 6 to Compliance Certificate